UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2005

Maytag Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-655	42-0401785
(Commission File Number)	(IRS Employer Identification No.)

403 West Fourth Street North, Newton Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

(641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Maytag Corporation (“Maytag”) announced that the Office of the President, formed in June 2004 when Maytag integrated systems, facilities and personnel from within Maytag Appliances, Hoover, and Maytag’s corporate headquarters to form its “One Company,” will cease to exist. Accordingly, William L. Beer, executive vice president and a 31-year veteran of Maytag, will conclude his career with Maytag to pursue personal and other professional opportunities. Thomas A. Briatico, executive vice president, will retire from Maytag after a 30-year career with Maytag. Both of these employees were identified as named executive officers of Maytag in Maytag’s proxy statement for its 2004 annual meeting, but ceased to be classified as executive officers upon completion of Maytag’s company-wide review of executive officer classifications. Maytag has entered into separation agreements with Mr. Beer and Mr. Briatico. These agreements are attached hereto as Exhibits 99.01 and 99.02 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.01	Separation Agreement with William L. Beer

99.02	Separation Agreement with Thomas A. Briatico

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYTAG CORPORATION

Date: January 18, 2005
	By:	/s/ George C. Moore
	Name:	George C. Moore
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.01	Separation Agreement with William L. Beer

99.02	Separation Agreement with Thomas A. Briatico